UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2020

Bare Metal Standard, Inc.

(Exact name of registrant as specified in its charter)

Idaho	000-55018	47-5572388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3604 S. Banner Street, Boise, ID 83709

(Address of principal executive offices) (zip code)

305-853-8178

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 23, 2020, Bare Metal Standard, Inc., an Idaho corporation (the “Company”), entered into a securities purchase agreement (the “SPA”) with Redstart Holdings Corp., a New York corporation (the “Investor” or “Redstart”), pursuant to which the Company agreed to issue to the Investor a Convertible Promissory Note, (the “Note”) in the principal amount of $48,000 in exchange for a purchase price of $48,000. The Note was funded by the Investor on October 23, 2020, and on such date pursuant to the SPA, the Company reimbursed the Investor for expenses for legal fees and due diligence of $3,000. The Note proceeds will be used by the Company for general working capital purposes. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

The Note matures 12 months after the date of issuance. The Note is convertible into shares of the Company’s common stock beginning on the date which is 180 days from the issuance date of the Note, at a conversion price equal to 61% multiplied by the lowest trading price, as such term is defined in the Note, during the 15 trading day period ending on the last complete trading day prior to the date of conversion, provided, however, that the Investor may not convert the Note to the extent that such conversion would result in the Investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The beneficial ownership limitation may not be waived by the Investor.

The Note carries a pre-payment penalty if the Note is paid off in 60, 90, 120, 150, or 180 days following the issue date. The pre-payment penalty is based on the then-outstanding principal at the time of payoff, plus accrued and unpaid interest, multiplied by 120%, 125%, 130%, 135% and 139%, respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment.

Pursuant to the Note, during any period where funds are owed under the Note, if the Company enters into any future financing transactions with a third party investor, the Company will be required to give notice of same to the Investor at least 10 days prior to closing of such future financing, and in the event that the Investor determines that the terms of the subsequent investment are preferable to the terms of the securities issued to the Investor pursuant to the terms of the SPA, the Company will have to amend and restate the securities issued to the Investor pursuant to the SPA (which may include the conversion terms of the Note), to be identical to the instruments evidencing the subsequent investment.

The foregoing descriptions of the SPA and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the SPA and the Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Note was issued, and any shares to be issued pursuant to any conversion of the Note shall be issued, in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Convertible Promissory Note issued on October 23, 2020 to Redstart Holdings Corp.

10.1	Securities Purchase Agreement, entered into between Bare Metal Standard, Inc. and Redstart Holdings Corp. dated October 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARE METAL STANDARD, INC.

Date: December 22, 2020	By:/s/John Karatzaferis
Name: John Karatzaferis
Title: President & CEO